Exhibit 99.1

FOR IMMEDIATE RELEASE

IES Holdings Appoints Jennifer A. Baldock to its Board of Directors

HOUSTON — January 3, 2022 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced the appointment of Jennifer A. Baldock to its Board of Directors, effective December 31, 2021.

“We’re excited to welcome Jenny to our Board,” said Jeff Gendell, IES’s Chairman and CEO. “I’m confident that her board leadership experience, corporate governance knowledge and legal background will enhance the skills and expertise of our Board.”

Ms. Baldock has been a member of the Board of Managers of CCF Holdings, LLC and its predecessors since 2013, where she is the chair of the Nominating and Governance Committee and a member of the Compliance Committee and the Compensation Committee. In addition, Ms. Baldock has been a member of the Board of Greenwich Emergency Medical Service since 2002 and has served as its chair since 2017. Ms. Baldock previously served as a director of Asset Acceptance Capital Corp, Acculynk, Inc. and Hometeam Technologies, Inc. From 1991 to 1999, Ms. Baldock held various senior leadership positions at World Color Press, Inc., most recently as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Before joining World Color Press, Ms. Baldock was an associate at Latham & Watkins in New York. Ms. Baldock graduated from Princeton University with a B.A. and received a J.D. from Stanford Law School.

In addition, the Company announced that Joseph L. Dowling III, a director since 2012, has stepped down from the Board of Directors, effective December 31, 2021, due to his other professional commitments, including his responsibilities as Senior Managing Director at Blackstone and the Global Head of Blackstone Alternative Asset Management. “On behalf of the Board of Directors, I want to thank Joe for his leadership, guidance and service during an important period of growth and diversification for IES,” said Gendell.

About IES Holdings, Inc.

IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 6,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Jeff Gendell
Chairman and Chief Executive Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2021 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.
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